UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2010

Glowpoint, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ		07205
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code   (312) 235-3888

Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 6, 2010, David W. Robinson voluntarily resigned as a member of the Board of Directors (the “Board”) of Glowpoint, Inc. (“Glowpoint”).   Mr. Robinson did not resign because of any disagreement with Glowpoint, nor was he removed for cause from the Board.

Pursuant to the terms of the Separation Agreement between Glowpoint and Mr. Robinson effective as of August 6, 2010 (the “Separation Agreement”), Mr. Robinson is entitled to receive certain severance benefits, including cash consideration, grants of restricted stock pursuant to a Restricted Stock Award Agreement (the “Restricted Stock Agreement”), grants of options to purchase shares of common stock pursuant to a Stock Option Award Agreement (the “Stock Option Agreement”) and amendments to existing stock options pursuant to an Amendment to Stock Option Awards (the “Option Amendment”).  The Separation Agreement, Restricted Stock Agreement, Stock Option Agreement and Option Amendment are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No	Description
10.1	Separation Agreement between Glowpoint and Mr. Robinson effective as of August 6, 2010

10.2	Restricted Stock Award Agreement between Glowpoint and Mr. Robinson effective as of August 6, 2010

10.3	Stock Option Award Agreement between Glowpoint and Mr. Robinson effective as of August 6, 2010

10.4	Amendment to Stock Option Awards between Glowpoint and Mr. Robinson effective as of August 6, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

By:                 /s/ Edwin F. Heinen
Name:            Edwin F. Heinen
Title:              Chief Financial Officer

Dated:  August 6, 2010